UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2018
Myovant Sciences Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-37929	98-1343578
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: +44 203 318 9709
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2018, Keith Manchester, MD resigned from the board of directors (the “Board”) of Myovant Sciences Ltd. (“Myovant”), effective on September 20, 2018. The Board thanks Dr. Manchester for his leadership and service to Myovant.
On September 20, 2018, the Board appointed Myrtle Potter as a member of the Board to fill the vacancy resulting from Dr. Manchester’s resignation, effective immediately. Ms. Potter is not expected to serve on any of the Board committees.
Ms. Potter, 59, has served as Vant Operating Chair of Roivant Sciences, Inc., a wholly-owned subsidiary of Myovant’s controlling shareholder, Roivant Sciences Ltd., since July 2018. In addition to serving on the Board, Ms. Potter is expected to serve on the board of directors of certain other subsidiaries of Roivant Sciences Ltd. Ms. Potter founded Myrtle Potter & Company, LLC, a private healthcare and life sciences consulting firm, in September 2005, and served as the Chief Executive Officer until July 2018. From August 2009 until December 2014, Ms. Potter served as Founder and Chief Executive Officer of Myrtle Potter Media, Inc., a consumer healthcare company. From 2000 to 2004, Ms. Potter served as Chief Operating Officer at Genentech, Inc., a biopharmaceutical company, and from 2004 to 2005, she served as the President, Commercial Operations and Executive Vice President of Genentech. Prior to that, Ms. Potter held various positions, including President, Cardiovascular/Metabolics at Bristol-Myers Squibb and a vice president at Merck & Co. Ms. Potter currently serves on the boards of directors of Rite Aid Corporation, a leading drugstore chain, Liberty Mutual Holding Company Inc., a diversified global insurance company, Axsome Therapeutics, Inc., a biopharmaceutical company, INSMED Incorporated, a biopharmaceutical company, and a number of privately held companies. Ms. Potter previously served on the boards of directors of Everyday Health, Inc., a leading provider of digital health and wellness solutions, from October 2010 until its acquisition in December 2016, and Amazon.com, Inc., a leading e-commerce company, from 2004 to 2009. She also served on the boards of directors of Medco Health Solutions Inc. and Express Scripts Holding Co., subsequent to its acquisition of Medco Health Solutions, as well as other privately held companies. Ms. Potter earned a B.A. from the University of Chicago. The Board believes that Ms. Potter’s extensive operational experience leading biopharmaceutical companies and her expertise in commercializing prescription drugs qualifies her to serve as a member of the Board.
Ms. Potter will receive, as compensation for her service as a member of the Board, (i) an annual cash retainer of $40,000 pro-rated based on the actual number of days serving as a director, payable in quarterly installments, (ii) an initial option grant to purchase 45,000 common shares of Myovant of which 1/3 of the shares will vest on the first anniversary of the grant date, with the balance of the shares vesting in eight equal quarterly installments thereafter, subject to Ms. Potter’s continued service through the vesting date, and (iii) an annual grant of 22,500 common shares of Myovant, the first of which will be granted on the date of the Myovant 2019 Annual General Meeting. In addition, Myovant will reimburse her for reasonable expenses incurred in serving as a director. Ms. Potter will enter into an indemnification agreement with Myovant on the same terms as the indemnification agreement applicable to Myovant’s directors, a copy of which is filed as Exhibit 10.8 to Myovant’s registration statement on Form S-1 filed on September 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2018	Myovant Sciences Ltd.

	By:	/s/ Matthew Lang
	Name:	Matthew Lang
	Title:	General Counsel and Secretary